Exhibit 99.1

Owl Rock Capital Corp. Reports Full Year Results and Fourth Quarter Net Investment Income Per Share of $0.35 and NAV Per Share of $15.08

NEW YORK — February 23, 2022 — Owl Rock Capital Corporation (NYSE: ORCC, or the “Company”) today reported net investment income of $137.9 million, or $0.35 per share, and net income of $174.0 million, or $0.44 per share, for the fourth quarter ended December 31, 2021. Reported net asset value per share was $15.08 at December 31, 2021 as compared to $14.95 at September 30, 2021.

“2021 was a milestone year for us,” commented Craig W. Packer, Chief Executive Officer of Owl Rock Capital Corporation. “We fully deployed our portfolio, increased our leverage to comfortably within our target range, maintained very strong credit performance and continued to optimize our balance sheet. It culminated in our highest quarterly net investment income for the year, representing an annualized ROE of approximately 9%. We’re extremely pleased with this quarter’s results and we look forward to continuing to deliver for our shareholders in 2022.”

The Company’s Board of Directors has declared a first quarter 2022 dividend of $0.31 per share for stockholders of record as of March 31, 2022, payable on or before May 13, 2022.

PORTFOLIO AND INVESTING ACTIVITY

For the full year ended December 31, 2021, new investment commitments totaled $6,824.8 million. This compares to $3,444.8 million for year ended December 31, 2020.

For the full year ended December 31, 2021, the principal amount of new investments funded was $5,842.4 million and the Company had $4,258.8 million aggregate principal amount in exits and repayments.

For the full year ended December 31, 2020, the principal amount of new investments funded was $2,845.5 million and the Company had $1,151.9 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2021, new investment commitments totaled $1,589.2 million. This compares to $1,527.4 million for the three months ended December 31, 2020.

For the three months ended December 31, 2021, the principal amount of new investments funded was $1,459.8 million across 22 new portfolio companies and 9 existing portfolio companies. For this period, the Company had $909.6 million aggregate principal amount in exits and repayments.

For the three months ended December 31, 2020, the principal amount of new investments funded was $1,274.9 million across 12 new portfolio companies and 14 existing portfolio companies. For this period, the Company had $520.3 million aggregate principal amount in exits and repayments.

As of December 31, 2021 and December 31, 2020, the Company had investments in 143 and 119 portfolio companies with an aggregate fair value of $12.7 billion and $10.8 billion, respectively. As of December 31, 2021, the average investment size in each portfolio company was $89.1 million based on fair value.

As of December 31, 2021, based on fair value, our portfolio consisted of 74.9% first lien senior secured debt investments, 15.1% second lien senior secured debt investments, 1.5% unsecured debt investments, 1.9% investment funds and vehicles, 2.1% preferred equity investments and 4.5% common equity investments.

As of December 31, 2020, based on fair value, our portfolio consisted of 77.5% first lien senior secured debt investments, 18.5% second lien senior secured debt investments, 0.5% unsecured debt investments, 1.0% investment funds and vehicles, 0.2% preferred equity investments and 2.3% common equity investments.

As of December 31, 2021 and December 31, 2020, approximately 90.0% and 96.0% of the portfolio was invested in secured debt, respectively. As of December 31, 2021, 98.9% of our debt investments based on fair value in our portfolio were at floating rates.

As of December 31, 2021 and December 31, 2020, the weighted average total yield of accruing debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts)1 was 7.9% and 8.1%, respectively, and the weighted average total yield of accruing debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts)1 was 7.9% and 8.0%, respectively.

As of December 31, 2021, one portfolio company with an aggregate fair value of $16.5 million was on non-accrual status, representing 0.1% of the total fair value of the portfolio.

RESULTS OF OPERATIONS FOR THE FULL YEAR AND QUARTER ENDED DECEMBER 31, 2021

Investment Income

Investment income increased to $1,021.4 million for the full year ended December 31, 2021 from $803.3 million for the full year ended December 31, 2020. The increase was primarily due to an increase in our debt investment portfolio, partially offset by a decrease in our portfolio’s weighted average yield period over period.

Investment income increased to $281.6 million for the three months ended December 31, 2021 from $221.3 million for the three months ended December 31, 2020. The increase was primarily due to an increase in our debt investment portfolio, partially offset by a decrease in our portfolio’s weighted average yield period over period.

Expenses

Total expenses increased to $527.3 million for the full year ended December 31, 2021 from $283.8 million for the full year ended December 31, 2020, primarily due to an increase in interest expense and increase in gross management fees and incentive fees, coupled with the expiration of the management fee and incentive fee waivers in October 2020. The increase in interest expense was primarily driven by an increase in average daily borrowings, partially offset by a decrease in the average interest rate period over period.

Total expenses increased to $143.8 million for the three months ended December 31, 2021 from $106.7 million for the three months ended December 31, 2020, primarily due to an increase in interest expense and increase in gross management fees and incentive fees, coupled with the expiration of the management fee and incentive fee waivers. The increase in interest expense was primarily driven by an increase in average daily borrowings, partially offset by a decrease in the average interest rate period over period.

Liquidity and Capital Resources

As of December 31, 2021, we had $447.1 million in cash and restricted cash, $7.2 billion in total principal value of debt outstanding, and $1.4 billion of undrawn capacity on our credit facilities. The Company’s weighted average interest rate on debt outstanding was 2.9% and 3.2% for the three months ended December 31, 2021 and December 31, 2020, respectively. Ending debt to equity was 1.13x and 0.87x for the periods ended December 31, 2021 and December 31, 2020, respectively.

[1]

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending cost or fair value.  In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized. Prior to September 30, 2021, non-stated rate income producing investments were computed based on (a) the IRR on the measurement date, divided by (b) the ending cost or fair value. Prior to September 30, 2021, the weighted average total yield of accruing debt and income producing securities at fair value and cost as of December 31, 2020 was reported as 8.3% and 8.2%, respectively.

Conference Call and Webcast Information

Conference Call Information:

The conference call will be broadcast live on February 24, 2022 at 10:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.OwlRockCapitalCorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

•	Domestic: 1 (888) 440-4182
•	International: (646) 960-0653
•	Conference ID: 7406736

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

•	Domestic: 1 (800) 770-2030
•	International: (647) 362-9199
•	Conference ID: 7406736

Financial Highlights

	For the three months ended
($ in thousands, except per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020
Investments at Fair Value	$12,741,640	$12,110,098	$10,842,072
Total Assets	$13,298,170	$13,075,878	$11,304,357
Net Asset Value Per Share	$15.08	$14.95	$14.74

Investment Income	$281,624	$269,191	$221,254
Net Investment Income	$137,854	$130,499	$114,601
Net Income	$174,006	$142,851	$180,664

Net Investment Income Per Share	$0.35	$0.33	$0.29
Net Realized and Unrealized Gains (and Losses) Per Share	$0.09	$0.03	$0.17
Net Income Per Share	$0.44	$0.36	$0.46
Distributions Declared from Net Investment Income Per Share	$0.31	$0.31	$0.39

Weighted Average Yield of Accruing Debt and Income Producing Securities at Fair Value[1]	7.9%	7.9%	8.1%
Weighted Average Yield of Accruing Debt and Income Producing Securities at Amortized Cost[1]	7.9%	7.9%	8.0%
Percentage of Debt Investment Commitments at Floating Rates	98.9%	99.9%	99.9%

1.

For non-stated rate income producing investments, computed based on (a) the dividend or interest income earned for the respective trailing twelve months ended on the measurement date, divided by (b) the ending cost or fair value.  In instances where historical dividend or interest income data is not available or not representative for the trailing twelve months ended, the dividend or interest income is annualized. Prior to September 30, 2021, non-stated rate income producing investments were computed based on (a) the IRR on the measurement date, divided by (b) the ending cost or fair value. Prior to September 30, 2021, the weighted average total yield of accruing debt and income producing securities at fair value and cost as of December 31, 2020 was reported as 8.3% and 8.2%, respectively.

consolidated statements of ASSETS and LIABILITIES

($ in thousands, except per share amounts)	December 31, 2021	December 31, 2020
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $12,073,126 and $10,653,613, respectively)	$12,124,860	$10,569,691
Controlled, affiliated investments (amortized cost of $575,427 and $275,105, respectively)	616,780	272,381
Total investments at fair value (amortized cost of $12,648,553 and $10,928,718, respectively)	12,741,640	10,842,072
Cash (restricted cash of $21,481 and $8,841, respectively)	431,442	347,917
Foreign cash (cost of $16,096 and $9,641, respectively)	15,703	9,994
Interest receivable	81,716	57,108
Receivable for investments sold	—	6,316
Receivable from a controlled affiliate	3,953	2,347
Prepaid expenses and other assets	23,716	38,603
Total Assets	$13,298,170	$11,304,357
Liabilities
Debt (net of unamortized debt issuance costs of $110,239 and $91,085, respectively)	$7,079,326	$5,292,722
Distribution payable	122,068	152,087
Management fee payable	46,770	35,936
Incentive fee payable	29,242	19,070
Payables to affiliates	5,802	6,527
Accrued expenses and other liabilities	77,085	51,581
Total Liabilities	7,360,293	5,557,923
Commitments and contingencies
Net Assets
Common shares $0.01 par value, 500,000,000 shares authorized; 393,766,855 and 389,966,688 shares issued and outstanding, respectively	3,938	3,900
Additional paid-in-capital	5,990,360	5,940,979
Total distributable earnings (losses)	(56,421)	(198,445)
Total Net Assets	5,937,877	5,746,434
Total Liabilities and Net Assets	$13,298,170	$11,304,357
Net Asset Value Per Share	$15.08	$14.74

consolidated statements of operations

	For the Years Ended December 31,
($ in thousands, except per share amounts)	2021	2020	2019
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$887,753	$732,309	$674,949
Payment-in-kind interest income	53,185	36,408	16,905
Dividend income	28,052	10,409	—
Other income	25,845	14,736	16,119
Total investment income from non-controlled, non-affiliated investments	994,835	793,862	707,973
Investment income from controlled, affiliated investments:
Interest income	5,531	327	—
Dividend income	20,394	9,063	10,046
Other Income	643	35	—
Total investment income from controlled, affiliated investments	26,568	9,425	10,046
Total Investment Income	1,021,403	803,287	718,019
Expenses
Interest expense	219,132	152,939	136,445
Management fee	178,472	144,448	89,947
Performance based incentive fees	103,968	93,892	45,114
Professional fees	15,071	14,654	10,029
Directors' fees	1,021	849	623
Other general and administrative	9,593	7,936	8,374
Total Operating Expenses	527,257	414,718	290,532
Management and incentive fees waived	—	(130,906)	(73,403)
Net Operating Expenses	527,257	283,812	217,129
Net Investment Income (Loss) Before Taxes	494,146	519,475	500,890
Income tax expense (benefit), including excise tax expense (benefit)	4,009	2,019	1,984
Net Investment Income (Loss) After Taxes	$490,137	$517,456	$498,906
Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$148,300	$(75,039)	$(7,235)
Income tax (provision) benefit	(8,604)	(3,686)	—
Controlled affiliated investments	44,081	(1,913)	3,705
Translation of assets and liabilities in foreign currencies	(3,953)	4,634	(222)
Total Net Change in Unrealized Gain (Loss)	179,824	(76,004)	(3,752)
Net realized gain (loss):
Non-controlled, non-affiliated investments	(46,332)	(51,376)	2,633
Foreign currency transactions	1,253	(2,336)	214
Total Net Realized Gain (Loss)	(45,079)	(53,712)	2,847
Total Net Realized and Change in Unrealized Gain (Loss)	134,745	(129,716)	(905)
Net Increase (Decrease) in Net Assets Resulting from Operations	$624,882	$387,740	$498,001
Earnings Per Share - Basic and Diluted	$1.59	$1.00	$1.53
Weighted Average Shares Outstanding - Basic and Diluted	392,297,907	388,645,561	324,630,279

portfolio and investment activity

	For the Years Ended December 31,
($ in thousands)	2021	2020	2019
New investment commitments
Gross originations	$7,456,901	3,667,048	4,625,939
Less: Sell downs	(632,072)	(222,276)	(191,277)
Total new investment commitments	$6,824,829	$3,444,772	$4,434,662
Principal amount of investments funded:
First-lien senior secured debt investments	$4,369,794	$2,132,417	3,083,777
Second-lien senior secured debt investments	846,299	518,480	596,421
Unsecured debt investments	132,288	55,873	—
Preferred equity investments[3]	238,367	22,163	—
Common equity investments[3]	113,780	97,617	1,991
Investment funds and vehicles	141,876	18,950	—
Total principal amount of investments funded	$5,842,404	$2,845,500	$3,682,189
Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$(3,343,381)	$(1,060,352)	$(820,602)
Second-lien senior secured debt investments	(910,582)	(90,686)	(116,700)
Unsecured debt investments	—	—	(23,000)
Preferred equity investments[3]	—	—	—
Common equity investments[3]	(4,827)	(867)	(1,991)
Investment funds and vehicles	—	—	(2,250)
Total principal amount of investments sold or repaid	$(4,258,790)	$(1,151,905)	$(964,543)
Number of new investment commitments in new portfolio companies[1]	67	30	38
Average new investment commitment amount	82,831	$84,891	$107,981
Weighted average term for new debt investment commitments (in years)	6.3	5.9	6.3
Percentage of new debt investment commitments at floating rates	98.1%	96.3%	100.0%
Percentage of new debt investment commitments at fixed rates	1.9%	3.7%	0.0%
Weighted average interest rate of new debt investment commitments[2]	7.3%	7.8%	8.0%
Weighted average spread over LIBOR of new floating rate debt investment commitments	6.4%	6.9%	6.1%

1.	Number of new investment commitments represents commitments to a particular portfolio company.
2.

Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month LIBOR, which was 0.21%, [0].[24]% and 1.91% as of December 31, 2021, [20][20] and 201[9], respectively.

3.	As of December 30, 2020 and 2019, preferred equity investments and common equity investments were reported in aggregate as equity investments.

ABOUT OWL ROCK CAPITAL CORPORATION

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of December 31, 2021, ORCC had investments in 143 portfolio companies with an aggregate fair value of $12.7 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Owl Rock, a division of Blue Owl. Owl Rock, together with its subsidiaries, is a New York based direct lending platform with approximately $39.2 billion of assets under management as of December 31, 2021.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:

Dana Sclafani

212-651-4705

owlrockir@blueowl.com

Media Contact:

Prosek Partners

David Wells / Josh Clarkson

pro-owlrock@prosek.com